Exhibit 10.2

AMENDMENT NO. 1 TO THE

MASTER TECHNOLOGY SUB-LICENSE AGREEMENT

This AMENDMENT (this “Amendment”) is entered into as of April 21, 2026, the “Effective Date”), and made effective as of the Effective Date, by and between Odyssey Health, Inc., its wholly owned subsidiary, Odyssey Medical Devices, Inc., a Nevada corporation, (the “Company” “Licensee”), and NeuRX Health, Inc. a Wyoming corporation (“NeuRX” “Licensor”) (collectively the “Parties”), binding on the undersigned parties as of that date.

RECITALS

The Company and NeuRX entered into a Technology and Sub-license Agreement (the “Agreement”) dated as of October 14, 2025, pursuant to which the Company obtained license rights to the BreastCheck™ device.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

1.	Amendment to Section 1.3.1 – Cash Consideration. Section 1.3.1 is hereby amended and restated in its entirety to read as follows:

“As consideration for the grant of the sublicense, and until such time that the terms of the Technology and Material Transfer Agreement are met, Licensee agrees to pay Licensor an amount equal to ten percent (10%) of net cash proceeds actually received by Licensee from draws under the equity line of credit currently in effect. Once terms of the Technology and Material Transfer Agreement are met, and at the sole discretion of Licensee, the Licensee agrees to pay, Licensor an amount equal to thirty percent (30%) of net cash proceeds actually received by Licensee from draws under the equity line of credit currently in effect (hereafter the “Cash Consideration”). The Cash Consideration shall be calculated after satisfaction of payment obligations to the Debt Holders on Exhibit E.”

2.	Amendment to Section 1.4.2(iii). Section 1.4.2(iii) is hereby amended and restated in its entirety to read as follows:

“A fully executed Technology and Material Transfer Agreement between Licensee and Licensor.”

3.	Effectiveness; Conflict. Except as modified hereby, the Agreement and terms thereof shall remain in full force and effect. On and after the effectiveness of this Amendment, each reference to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement, as amended by this Amendment. To the extent the terms of this Amendment conflict with any provision of the Agreement or any of the documents referenced therein, then the provisions of this Amendment shall control.

4.	Counterparts. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

LICENSOR: NEURX HEALTH, INC.

By:	/s/ Robert Hainey
Name:	Robert Hainey
Title:	Chief Executive Officer

LICENSEE: ODYSSEY HEALTH, INC.

By:	/s/ J. Michael Redmond
Name:	J. Michael Redmond
Title:	Chief Executive Officer

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